Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of March 31, 2026. The following table provides a breakdown of the major components of our Net Asset Value as of March 31, 2026 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,720,592)	$1,729,186
Cash and cash equivalents	138,304
Other assets	153,038
Other liabilities	(180,469)
Distribution payable	(14,595)
Accrued performance fee	(2)
Management fee payable	(1,364)
Net Asset Value	$1,824,098
Number of outstanding shares	71,285,396

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of March 31, 2026 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of March 31, 2026
Series I
A-I Shares	$41,524	1,647,846	$25.20
F-I Shares	$120,036	4,735,573	$25.35
F-S Shares	$3	110	$25.47
P-I Shares	$563	22,531	$24.98
P-S Shares	$8,827	353,579	$24.96
E Shares	$156	6,099	$25.56
T-I Shares	$45,814	1,791,220	$25.58
T-S Shares	$74,213	2,908,739	$25.51
I Shares	$16,396	642,890	$25.50
S Shares	$3	110	$25.59
V Shares	$1	40	$25.70
Series II
A-I Shares	$78,077	3,082,360	$25.33
F-I Shares	$419,281	16,439,415	$25.50
F-S Shares	$71	2,770	$25.45
P-I Shares	$1,374	52,891	$25.98
P-S Shares	$171,979	6,712,617	$25.62
E Shares	$54,998	2,196,838	$25.03
T-I Shares	$149,159	5,773,238	$25.84
T-S Shares	$159,169	6,200,406	$25.67
I Shares	$281,055	10,910,674	$25.76
S Shares	$3	110	$25.81
BD Shares	$201,395	7,805,300	$25.80
V Shares	$1	40	$25.60
Total	$1,824,098	71,285,396